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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 4, 2002



                                   PRECIS, INC.
            (Exact name of registrant as specified in its charter)



          OKLAHOMA                   001-15667                   73-1494382
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
      of incorporation)                                      Identification No.)



    2500 SOUTH MCGEE DRIVE, SUITE 147                             73072
        OKLAHOMA CITY, OKLAHOMA
(Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (405) 292-4900


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ITEM 5.  OTHER EVENTS.

    On January 29, 2002, the Board of Directors of Precis, Inc. (the "Company") approved the issuance of 4,800,287 shares of common stock in accordance with the provisions of (i) the Agreement and Plan of Merger dated March 23, 2001 pursuant to which the Company acquired The Capella Group, Inc. ("Capella Group") on June 8, 2001 and (ii) the Agreement and Plan of Merger dated March 21, 2000 (as amended) pursuant to which the Company acquired Foresight, Inc. ("Foresight") on December 8, 2000. In accordance with these agreements, the former shareholders of Capella Group are to be issued 2,735,085 shares of common stock and the former shareholders of Foresight are to be issued 2,065,202. The acquisition of Capella Group and the terms thereof are more fully described in the Schedule 14A Definitive Proxy Statement filed with the Commission on May 16, 2001 and the Form 8-K filed with the Commission on June 25, 2001 and Form 8-K/A filed with the Commission on July 31, 2001. The acquisition of Foresight and the terms thereof are more fully described in (i)the Schedule 14A Definitive Proxy Statement filed with the Commission on October 13, 2000, (ii) the Schedule 14A Definitive Proxy Statement (Supplement) filed with the Commission on October 25, 2000
(iii) the Schedule 14A Definitive Proxy Statement filed with the Commission on May 16, 2001 and the Form 8-K filed with the Commission on June 25, 2001 and Form 8-K/A filed with the Commission on July 31, 2001.

    By giving effect to issuance of the 4,800,287 shares of common stock, the Company had 11,696,287 shares of common stock outstanding at December 31, 2001 . On February 4, 2002, the Company issued a press release announcing the results of operations for the year and three months ended December 31, 2001, which gave effect to issuance of the additional shares of common stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS AND EXHIBITS.

    Not applicable.

    (b)  PRO FORMA FINANCIAL INFORMATION.

    Not applicable.

    (c)  EXHIBITS.

    21  Press release dated 4, 2002.

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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PRECIS, INC.
                                     (Registrant)

                                     By: /s/PAUL A. KRUGER
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                                        Paul A. Kruger, Chief Executive Officer

Date: February 7, 2002

























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